Prospectus Supplement No. 10	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated November 17, 2020)	Registration No. 333-249949

PROSPECTUS SUPPLEMENT NO. 10

This prospectus supplement updates and supplements the prospectus dated November 17, 2020 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-249949). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PAYA.” On May 10, 2022, the closing sale price of our Common Stock was $4.74.

Investing in our Common Stock involves risks that are described in the “Risk Factors” section beginning on page 6 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus before you decide whether to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 11, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2022

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to ________

Commission file number 001-39627

Paya Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	85-2199433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Perimeter Center North, Suite 600, Atlanta, Georgia 30346

(Address, including zip code, of principal executive offices)

(800) 261-0240

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PAYA	The Nasdaq Capital Market

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

There were 132,071,979 shares of Common Stock, par value $0.001 per share, issued and outstanding as of May 2, 2022.

Paya Holdings Inc.

TABLE OF CONTENTS

Quarterly Report on FORM 10-Q

March 31, 2022

i

Cautionary Statement Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company. Specifically, forward-looking statements may include statements relating to:

●	operational, economic, political and regulatory risks;

●	natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease;

●	changes in demand within a number of key industry end-markets and geographic regions;

●	failure to retain key personnel;

●	our inability to recognize deferred tax assets and tax loss carry forwards;

●	our future operating results fluctuating, failing to match performance or to meet expectations;

●	unanticipated changes in our tax obligations;

●	our obligations under various laws and regulations;

●	the effect of litigation, judgments, orders or regulatory proceedings on our business;

●	our ability to successfully acquire and integrate new operations;

●	global or local economic and political movements;

●	our ability to effectively manage our credit risk and collect on our accounts receivable;

●	our ability to fulfill our public company obligations;

●	any failure of our management information systems and data security;

●	our ability to meet our debt service requirements and obligations;

●	changes in the payment processing market in which Paya competes;

●	changes in the vertical markets that Paya targets;

●	risks relating to Paya’s relationships within the payment ecosystem;

●	risk that Paya may not be able to execute its growth strategies;

●	risks relating to data security

●	changes in accounting policies applicable to Paya;

●	the risk that Paya may not be able to remediate the existing material weakness related to the income tax provision or develop and maintain effective internal controls; and

●	other risks and uncertainties discussed in the section titled “Risk Factors,” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, Part II, Item 1A of this Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission.

These forward-looking statements are based on information available as of the date of this Quarterly Report on Form 10-Q and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

Part I

Item 1. Unaudited Consolidated Financial Statements

Paya Holdings Inc.

Consolidated Statements of Income and Other Comprehensive Income

(In thousands except per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$65,993	$55,255
Cost of services exclusive of depreciation and amortization	(31,243)	(26,137)
Selling, general & administrative expenses	(22,455)	(16,914)
Depreciation and amortization	(7,791)	(7,032)
Income from operations	4,504	5,172
Other income (expense)
Interest expense	(2,989)	(4,043)
Other income	1,794	492
Total other expense	(1,195)	(3,551)
Income before income taxes	3,309	1,621
Income tax expense	(1,097)	(576)
Net income	$2,212	$1,045

Weighted average shares outstanding of common stock	132,066,631	117,808,563
Basic net income per share	$0.02	$0.01
Weighted average diluted shares outstanding of common stock	132,133,208	119,542,285
Diluted net income per share	$0.02	$0.01

See accompanying notes to the unaudited consolidated financial statements.

Paya Holdings Inc.

Consolidated Balance Sheets

(In thousands except share data) (Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$141,978	$146,799
Trade receivables, net	25,689	23,163
Prepaid expenses	2,815	2,407
Income taxes receivable	-	460
Other current assets	2,280	922
Total current assets before funds held for clients	172,762	173,751
Funds held for clients	89,488	99,815
Total current assets	$262,250	$273,566
Non-current assets:
Property and equipment, net	13,618	14,011
Goodwill	225,002	221,117
Intangible assets, net	137,579	136,708
Operating lease ROU assets, net of amortization	3,859	4,495
Other non-current assets	1,030	1,149
Total Assets	$643,338	$651,046
Liabilities and stockholders’ equity
Current liabilities:
Trade payables	1,913	3,127
Accrued liabilities	15,747	13,686
Accrued revenue share	10,906	11,002
Income taxes payable	2,169	-
Current operating lease liabilities	1,350	1,302
Other current liabilities	3,375	3,422
Total current liabilities before client funds obligations	35,460	32,539
Client funds obligations	88,285	99,125
Total current liabilities	$123,745	$131,664
Non-current liabilities:
Deferred tax liability, net	10,402	11,723
Long-term debt	241,425	241,872
Tax receivable agreement liability	18,104	19,502
Non-current lease liabilities	3,604	3,941
Other non-current liabilities	419	419
Total liabilities	$397,699	$409,121
Stockholders’ Equity:
Common stock, $0.001 par value; 500,000,000 authorized; 132,067,113 and 132,059,879 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	132	132
Additional Paid-in-Capital	257,488	255,986
Accumulated deficit	(11,981)	(14,193)
Total stockholders’ equity	245,639	241,925
Total liabilities and stockholders’ equity	$643,338	$651,046

See accompanying notes to the unaudited consolidated financial statements.

Paya Holdings Inc.

Consolidated Statements of Changes in Stockholders’ Equity

(In thousands except share data)

(Unaudited)

	Common stock		Additional paid-in-	Accumulated	Total stockholders’
	Shares	Amount	capital	deficit	equity
Balance at December 31, 2020	116,697,441	$12	$129,453	$(13,433)	$116,032
Net income	-	-	-	1,045	1,045
Stock-based compensation - Class C incentive units	-	-	259	-	259
Stock-based compensation - Common stock	-	-	451	-	451
Equity offering	10,000,000	1	116,970	-	116,971
Cumulative effect of adoption of new accounting standard	-	-	-	51	51
Warrant exercise	51	-	1	-	1
Balance at March 31, 2021	126,697,492	$13	$247,134	$(12,337)	$234,810

Balance at December 31, 2021	132,059,879	$132	$255,986	$(14,193)	$241,925
Net income	-	-	-	2,212	2,212
Stock-based compensation - Class C incentive units	-	-	231	-	231
Stock-based compensation - Common stock	-	-	1,271	-	1,271
RSU vesting	7,234	-	-	-	-
Balance at March 31, 2022	132,067,113	$132	$257,488	$(11,981)	$245,639

See accompanying notes to the unaudited consolidated financial statements.

Paya Holdings Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$2,212	$1,045
Depreciation & amortization expense	7,791	7,032
Deferred taxes	(1,321)	(164)
Bad debt expense	161	226
Stock-based compensation	1,502	710
Change in tax receivable agreement liability	(806)	(452)
Non-cash lease expense	713	318
Amortization of debt issuance costs	242	259
Changes in assets and liabilities, net of impact of business acquisitions:
Trade receivables	(2,601)	(4,792)
Prepaid expenses	(386)	(549)
Other current assets	(1,358)	(179)
Other non-current assets	70	-
Trade payables	(1,215)	(1,050)
Accrued liabilities	(3,027)	(16)
Accrued revenue share	(117)	816
Income tax payable/receivable, net	2,629	745
Other current liabilities	(54)	(86)
Lease liabilities	(374)	(266)
Other non-current liabilities	-	(21)
Net cash provided by operating activities	$4,061	$3,576
Cash flows from investing activities:
Purchases of property and equipment	(833)	(2,290)
Purchases of customer lists	(361)	(6,865)
Acquisition of business, net of cash received	(5,955)	-
Net cash (used in) investing activities	$(7,149)	$(9,155)
Cash flows from financing activities:
Payments on non-current debt	(625)	(591)
Proceeds from equity offering	-	116,970
Payment on tax receivable agreement liability	(592)	-
Movements in cash held on behalf of customers, net	(6,716)	(564)
Net cash provided by (used in) financing activities	$(7,933)	$115,815

Effect of foreign currency exchange rates on cash and cash equivalents	-	1
Net change in cash and cash equivalents	(11,021)	110,236
Cash and cash equivalents, beginning of period	198,391	63,408
Cash and cash equivalents, end of period	$187,370	$173,645

Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	141,978	133,824
Restricted cash included in funds held for clients	45,392	39,821
Total cash, cash equivalents, and restricted cash	$187,370	$173,645

Supplemental disclosures:
Cash interest paid	$2,671	$3,727
Cash taxes paid, including estimated payments	$109	$-

See accompanying notes to the unaudited consolidated financial statements.

Notes to Unaudited Consolidated Financial Statements

(In Thousands, unless otherwise noted)

1. Organization, basis of presentation and summary of accounting policies

Organization

Paya Holdings Inc. (“we,” “us,” “Paya” or the “Company”), a Delaware corporation, conducts operations through its wholly-owned subsidiaries. These operating subsidiaries are comprised of Paya, Inc., Paya EFT, Inc., Stewardship Technology, Inc., First Mobile Trust, LLC, The Payment Group, LLC, Blue Parasol Group, LLC (Paragon Payment Solutions), and JS Innovations LLC (VelocIT).

The Company is an independent integrated payments platform providing card, ACH, and check payment processing solutions via software to middle-market businesses in the United States. Paya’s solutions integrate with customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting system.

The Company is headquartered in Atlanta, Georgia and also has operations in Reston, VA, Fort Walton Beach, FL, Dayton, OH, Mount Vernon, OH, and Dallas, TX.

Basis of presentation

The Company’s unaudited consolidated financial statements have been prepared in accordance with the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim financial information. As permitted under accounting principles generally accepted in the United States of America (“U.S. GAAP”), certain notes and other information have been omitted from the interim unaudited consolidated financial statements presented in this Quarterly Report on Form 10-Q. Therefore, these financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC.

In management’s opinion, the consolidated financial statements include all normal and recurring adjustments necessary for a fair presentation of the Company’s financial position, results of operations and cash flows. The results of operations for any interim period are not necessarily indicative of the operating results that may be expected for the full fiscal year ending December 31, 2022 or any future period.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future. The more significant estimates made by management relate to the determination of the fair value of intangible assets acquired in a business combination, allowance for credit losses, income taxes, tax receivable agreement liability, and impairment of intangibles and long-lived assets.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its subsidiary companies. All significant intercompany accounts and transactions have been eliminated in consolidation.

Upon acquisition of a company, we determine if the transaction is a business combination defined by ASC 805, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, including amounts attributed to noncontrolling interests, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible  and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities, specifically intangible assets such as internal use software, tradenames and trademarks, and customer relationships. The determination of the fair values is based on estimates and judgments made by management with the assistance of a third-party valuation firm. Significant assumptions for intangible assets include the discount rate, projected revenue growth rates and margin, customer retention factors, obsolescence rates and royalty rate used to calculate the expected future cash flows. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets.

Additionally, uncertain tax positions and tax-related valuation allowances are initially recorded in connection with a business combination as of the acquisition date. We continue to collect information and reevaluate these estimates and assumptions periodically and record any adjustments to preliminary estimates to goodwill, provided we are within the measurement period. If outside of the measurement period, any subsequent adjustments are recorded to the consolidated statement of income and other comprehensive income.

Cash and cash equivalents

Cash and cash equivalents are short-term, highly liquid investments with a maturity of ninety days or less at the time of purchase. The fair value of our cash and cash equivalents approximates carrying value. At times, cash and cash equivalents exceed the amount insured by the Federal Deposit Insurance Corporation.

Concentration of credit risk

Our cash, cash equivalents, trade receivables, funds receivable and customer accounts are potentially subject to concentration of credit risk. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. No individual customers represented more than 10% of the Company’s revenue. Generally, these deposits may be redeemed upon demand, and therefore, bear minimal default risk.

Trade receivables, net

Trade receivables are recorded at net realizable value, which includes allowances for credit losses. The Company estimates an allowance for credit losses related to balances that it estimates it cannot collect from merchants. These uncollectible amounts relate to chargebacks, uncollectible merchant fees, and ACH transactions that have been rejected subsequent to the payout date. The Company uses a loss-rate method, which utilizes historical write-off data, to estimate expected credit losses relating to uncollectible accounts. The allowance for credit losses was $1,363 and $1,449 at March 31, 2022 and December 31, 2021, respectively.

Prepaid expenses

Prepaid expenses primarily consist of insurance, software licenses and other prepaid supplier invoices.

Other current assets

Other current assets primarily consist of current deferred debt issuance costs, other receivables, and equipment inventory.

Funds held for clients and client funds obligation

Funds held for clients and client funds obligations result from the Company’s processing services and associated settlement activities, including settlement of payment transactions. Funds held for clients represent assets that are restricted for use solely for the purposes of satisfying the obligations to remit funds relating to the Company’s processing services, which are classified as client funds obligations on our consolidated balance sheets. Funds held for clients are generated principally from merchant services transactions and are comprised of both settlements’ receivable and cash as of period end. Certain merchant settlement assets that relate to settlement obligations accrued by the Company are held by partner banks. The Company classified funds held for clients as a current asset since these funds are held solely for the purpose of satisfying the client funds obligations.

The Company records corresponding settlement obligations for amounts payable to merchants and for payment instruments not yet presented for settlement as client funds obligations. Client funds obligations represent the Company’s contractual obligations to remit funds to satisfy clients’ settlement obligations. The client funds obligations represent liabilities that will be repaid within one year of the balance sheet date. Differences in the funds held for clients and client funds obligation are due to timing differences between when transactions are settled and when payment instruments are presented for settlement and are considered to be immaterial. The changes in settlement assets and obligations are presented on a net basis within financing activities in the consolidated statements of cash flows.

The composition of funds held for clients was as follows:

	March 31,	December 31,
	2022	2021
Funds held for clients
Cash held to satisfy client funds obligations	$45,392	$51,592
Receivables held to satisfy client funds obligations	44,096	48,223
Total	$89,488	$99,815

Property and equipment, net

Property and equipment, is stated at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. These lives are 3 years for computers and equipment, 5 years for furniture, fixtures, and office equipment, and the lesser of the asset useful life or remaining lease term for leasehold improvements. Also, the Company capitalizes software development costs and website development costs incurred in accordance with ASC 350-40, Internal Use Software. The useful lives are 3 to 5 years for internal-use software. Repair and maintenance costs are expensed as incurred and included in selling, general and administrative expenses on the consolidated statements of income and other comprehensive income.

Leases

On January 1, 2021, the Company adopted Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) using the modified retrospective transition approach. We applied the new standard to all leases existing at the date of initial application. Refer to the discussion under Note 11 Commitments and Contingencies.

We determine if a contract is a leasing arrangement at inception. Leases with an initial term of 12 months or less are not recorded on the balance sheet. Right-of-use (ROU) assets and lease liabilities are recognized at the commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. The Company calculates the present value of future payments by using an estimated incremental borrowing rate, which approximates the rate at which the Company would borrow, on a secured basis and over a similar term. ROU assets represent our right to control the use of an identified asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. We use the incremental borrowing rate on the commencement date in determining the present value of our lease payments. We recognize operating lease expense for our operating leases on a straight-line basis over the lease term.

The Company’s lease agreements may contain variable costs such as common area maintenance, insurance, real estate taxes, or other costs. Variable lease costs are expensed as incurred on the consolidated statements of income.

Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets in accordance with the provisions of ASC 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. There was no impairment of long-lived assets recognized in any period presented in the consolidated financial statements.

Goodwill and other intangible assets, net

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets acquired in the Company’s business combinations. The Company evaluates goodwill and intangible assets in accordance with ASC 350, Goodwill and Other Intangible Assets (“ASC 350”). ASC 350 requires goodwill to be either qualitatively or quantitatively assessed for impairment annually (or more frequently if impairment indicators arise) for each reporting unit. The Company tests goodwill and intangible assets annually for impairment, and at interim periods, using a qualitative approach. Our annual evaluation assesses qualitative factors to determine whether it is more likely than not the fair value is less than the carrying value of the asset. If the Company is unable to conclude that goodwill and intangible assets, net are not impaired during its qualitative assessment, the Company will perform a quantitative assessment by estimating the fair value of the assets and comparing the fair value to the carrying value. As of March 31, 2022 and 2021, it was more likely than not that the fair value of goodwill and intangible assets, net exceeded their carrying value and as such, there was no goodwill impairment recognized in either period presented in the consolidated financial statements.

Intangible assets with finite lives consist of internal use software, trade names, customer lists and customer relationships and are amortized on a straight-line basis over their estimated useful lives. From time to time, the Company acquires customer lists from sales agents in exchange for an upfront cash payment. The purchase of customer lists are treated as asset acquisitions, resulting in recording an intangible asset at cost on the date of acquisition. The acquired customer lists intangible assets have a useful life of 5 years. Factors that could trigger an impairment review include significant under-performance relative to expected historical or projected future operating results, significant changes in the manner of our use of the acquired assets or the strategy for our overall business or significant negative industry or economic trends. If this evaluation indicates that the value of the intangible asset may be impaired, the Company makes an assessment of the recoverability of the net book value of the asset over its remaining useful life. If this assessment indicates that the intangible asset is not recoverable, based on the estimated undiscounted future cash flows of the asset over the remaining amortization period, the Company reduces the net book value of the related intangible asset to fair value and may adjust the remaining amortization period.

The Company evaluates its intangible assets with finite lives for indications of impairment whenever events or changes in circumstances indicate that the net book value may not be recoverable. There were no indicators of impairment identified nor was impairment recognized in intangible assets in any period presented in the consolidated financial statements.

Long-term debt and issuance costs

Eligible debt issuance costs associated with the Company’s credit facilities are deferred and amortized to interest expense over the term of the related debt using the effective interest method. Debt issuance costs associated with Company’s term debt are presented on the Company’s consolidated balance sheets as a direct reduction in the carrying value of the associated debt liability.

Revenue

The Company’s business model provides payment services, card processing, and ACH, to merchants through enterprise or vertically focused software partners, direct sales, reseller partners, other referral partners, and a limited number of financial institutions. The Company recognizes processing revenues on bankcard merchant accounts and ACH merchant accounts at the time merchant transactions are processed, and periodic fees over the period the service is performed. See Note 2, Revenue recognition for more information on the Company’s revenue recognition policy.

Cost of services exclusive of depreciation and amortization

Cost of services includes card processing costs, ACH costs, and other fees paid to card networks, and equipment expenses directly attributable to payment processing and related services to merchants. These costs are recognized as incurred. Cost of services also includes revenue share amounts paid to reseller and referral partners. These expenses are recognized as transactions are processed. Accrued revenue share represent amounts earned during the period but not yet paid at the end of the period.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of salaries, wages, commissions, marketing costs, professional services costs, technology costs, occupancy costs of leased space, and bad debt expense. Stock-based compensation expense is also included in this category.

Depreciation & Amortization

Depreciation and amortization consist primarily of amortization of intangible assets, mainly including customer relationships, internal-use software, customer lists, trade names and to a lesser extent depreciation on our investments in property, equipment, and software. We depreciate and amortize our assets on a straight-line basis in accordance with our accounting policies. These lives are 3 years for computers and equipment and acquired internal-use software, 5 years for furniture, fixtures, and office equipment, and the lesser of the asset useful life or remaining lease term for leasehold improvements. Repair and maintenance costs are expensed as incurred and included in selling, general and administrative expenses on the consolidated statements of income and other comprehensive income. Customer lists and customer relationships are amortized over a period of 5-15 years, developed technology 5-10 years, and trade names 5-25 years.

Derivative financial instruments

The Company accounts for its derivative instruments in accordance with ASC 815, Derivatives and Hedging. ASC 815 establishes accounting and reporting standards for derivative instruments requiring the recognition of all derivative instruments as assets or liabilities in the Company’s consolidated balance sheets at fair value. The Company records its derivative instruments as assets or liabilities, depending on its rights or obligations under the applicable derivative contract. Changes in fair value are recognized in earnings in the affected period.

The Company uses an interest rate cap contract to manage risk from fluctuations in interest rates on its Term Loan. Interest rate caps involve the receipt of variable-rate amounts beyond a specified strike price over the life of the agreement without exchange of the underlying principal amount. The interest rate cap is not designated as a hedging instrument. Changes in the fair value of the interest rate cap are recorded through other income (expense) in the consolidated statement of income and other comprehensive income, other current assets and other current liabilities on the consolidated balance sheets, and in changes in other current assets in the consolidated statement of cash flows.

Income taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized principally for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts, using currently enacted tax rates. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company recognizes a tax benefit for uncertain tax positions if the Company believes it is more likely than not that the position will be upheld on audit based solely on the technical merits of the tax position. The Company evaluates uncertain tax positions after the consideration of all available information. Such tax positions must initially and subsequently be estimated as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authorities, assuming full knowledge of the position and relevant facts. The Company’s policy is to recognize any interest and penalties related to income taxes as income tax expense in the relevant period.

Fair-Value Measurements

The Company follows ASC 820, Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The determination of fair value is based on the principal or most advantageous market in which the Company could participate and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. Also, determination of fair value assumes that market participants will consider the highest and best use of the asset.

The Company uses the hierarchy prescribed in ASC 820 for fair value measurements, based on the available inputs to the valuation and the degree to which they are observable or not observable in the market.

The three levels of the hierarchy are as follows:

Level 1 Inputs-Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date;

Level 2 Inputs-Inputs are quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices, but that are observable for the asset or liability (e.g., interest rates; yield curves); and inputs that are derived principally from or corroborated by observable market data by correlation or by other means (i.e., market corroborated inputs); and

Level 3 Inputs-Unobservable inputs for the asset or liability used to measure fair value. These inputs reflect the Company’s own assumptions about what other market participants would use in pricing the asset or liability. These are based on the best information available and can include the Company’s own data.

Recently Issued Pronouncements Not Yet Adopted

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. An entity may elect to apply the amendments for contract modifications by Topic or Industry Subtopic as of any date from the beginning an interim period that includes or is subsequent to March 12, 2020, or prospectively from the date that the financial statements are available to be issued. Once elected for a Topic or an Industry Subtopic, the amendments must be applied prospectively for all eligible contract modifications for that Topic or Industry Subtopic. The Company may apply ASU 2020-04 as its contracts referenced in London Interbank Offered Rate (“LIBOR”) are impacted by reference rate reform. The Company is currently evaluating the effect of ASU 2020-04 on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test which measures a goodwill  impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount. As a result, an impairment charge will be recorded based on the excess of a reporting unit’s carrying amount over its fair value. The amendments of this ASU are effective for reporting periods beginning after December 15, 2022. Early adoption of this ASU is permitted for interim and annual impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

Cash Flow Classification

During 2021, the Company identified an immaterial error in its interim and annual financial statements for the years ended December 31, 2020 and 2019, whereby the restricted cash within Funds Held for Clients was not appropriately included in the statement of cash flows. These amounts are now shown in the accompanying reconciliation of cash, cash equivalents and restricted cash to amounts shown on the balance sheet. The original and as adjusted amounts are shown below along with the errors, for the interim period ended March 31, 2021.

	As Filed	As Adjusted	Change
	March 31,	March 31,	March 31,
	2021	2021	2021
CASH FLOW FROM OPERATING ACTIVITIES
Movements in cash held on behalf of customers, net	$(594)	$-	$594
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,982	3,576	594
CASH FLOWS FROM FINANCING ACTIVITIES
Movements in client fund obligations, net	-	(564)	(564)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	116,379	115,815	(564)

Net change in cash and cash equivalents	$110,207	$110,237	$30
Cash and cash equivalents, beginning of period	23,617	63,408	39,791
Cash and cash equivalents, end of period	$133,824	$173,645	$39,821

Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$133,824	$133,824	$-
Restricted cash included in funds held for clients	-	39,821	39,821
Total cash, cash equivalents, and restricted cash	$133,824	$173,645	$39,821

2. Revenue recognition

The Company follows ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) and performs a five-step analysis of transactions to determine when and how revenue is recognized, based upon the core principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

At contract inception, the Company assesses the goods and services promised in its contracts with customers and identifies performance obligations for each promise to transfer to the customer a good or service that is distinct. The Company’s performance obligation relating to its payment processing services revenue is to provide continuous access to the Company’s system to process as much as its customers require. Since the number or volume of transactions to be processed is not determinable at contract inception, the Company’s payment processing services consist of variable consideration under a stand-ready service of distinct days of service that are substantially the same with the same pattern of transfer to the customer. As such, the stand-ready obligation is accounted for as a single-series performance obligation whereby the variability of the transaction value is satisfied daily as the performance obligation is performed. In addition, the Company applies the right to invoice practical expedient to payment processing services as each performance obligation is recognized over time and the amounts invoiced are reflective of the value transferred to the customer.

The Company uses each day as a time-based measure of progress toward satisfaction of the single performance obligation of each contract. This method most accurately depicts the pattern by which services are transferred to the merchant, as performance depends on the extent of transactions processed for that merchant on a given day. Likewise, consideration to which the Company expects to be entitled is determined according to our efforts to provide service each day.

ASC 606 requires disclosure of the aggregate amount of the transaction price allocated to unsatisfied performance obligations; however, as permitted by the standard, the Company has elected to exclude from this disclosure any contracts with an original duration of one year or less and any variable consideration that meets specified criteria. As discussed above, the Company’s core performance obligation is a stand-ready obligation comprised of a series of distinct days of service, and revenue related to this performance obligation is generally billed and recognized as the services are performed. The variable consideration allocated to this performance obligation meets the specified criteria for disclosure exclusion. The aggregate fixed consideration portion of customer contracts with an initial contract duration greater than one year is not material.

We do not have any material contract assets or liabilities for any period presented and we did not recognize any impairments of any contract assets or liabilities for the three months ended March 31, 2022 and 2021, respectively.

The Company generates its revenue from three revenue sources which include Transaction based revenue, Service based fee revenue and Equipment revenue and are defined below:

Transaction based revenue

Transaction based revenue represents revenue generated from transaction fees based on volume, including interchange fees and convenience based fees. The Company generates transaction based revenue from fees charged to merchants for card-based processing volume and ACH transactions. Transaction based revenues are recognized on a net basis equal to the full amount billed to the bankcard merchant, net of interchange fees and assessments. Interchange fees are fees paid to card-issuing banks and assessments paid to payment card networks. Interchange fees are set, and collected, by credit card networks based on various factors, including the type of bank card, card brand, merchant transaction processing volume, the merchant’s industry and the merchant’s risk profile and are recognized at the time merchant transactions are processed. Transaction based revenue was recorded net of interchange fees and assessments of $122,607 and $104,519 for the three months ended March 31, 2022 and 2021 respectively.

Service based fee revenue

Service based fee revenue represents revenue generated from recurring and periodic service fees. The Company generates service based fee revenue from charging a service fee, a fee charged to the client for facilitating bankcard processing, which is recognized on a gross basis. The Company also generates service based fees related to ACH inclusive of monthly support fees and monthly statement fees.

Equipment revenue

Equipment revenue comprises sales of equipment which primarily consists of payment terminals.

The Company generates its revenue from two segments which are Integrated Solutions and Payment Services and are defined below:

Integrated Solutions

Our Integrated Solutions segment represents the delivery of our credit and debit card payment solutions, and to a lesser extent, ACH processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

Payment Services

Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

The following table presents the Company’s revenue disaggregated by segment and by source as follows:

	Integrated Solutions
	Three Months Ended March 31,
	2022	2021
Revenue from contracts with customers
Transaction based revenue	$38,419	$30,178
Service based fee revenue	2,935	2,646
Equipment revenue	114	67
Total revenue	$41,468	$32,891

	Payment Services
	Three Months Ended March 31,
	2022	2021
Revenue from contracts with customers
Transaction based revenue	$19,872	$18,052
Service based fee revenue	4,608	4,293
Equipment revenue	45	19
Total revenue	$24,525	$22,364

3. Business combinations

JS Innovations LLC transaction overview

On January 19, 2022, the Company closed on the acquisition of JS Innovations LLC (VelocIT) which provides fully integrated, omnichannel payment solutions to accounting and ERP partners. The aggregate purchase price was $7,000 consisting of $6,000 cash paid at closing and $1,000 cash to be paid in January 2023, which is recorded in accrued liabilities on the consolidated balance sheets. Transaction costs related to the acquisition of VelocIT totaled $397 and are recorded in selling, general and administrative expenses on the consolidated statement of income and other comprehensive income for 2022.

Goodwill of $3,885 is estimated to result from the acquisition and is partially deductible for tax purposes. The measurement period remains open as of March 31, 2022 as we continue to refine our estimates of for assets acquired and liabilities assumed.

The following table summarizes the estimated acquisition date fair value of the assets acquired and liabilities assumed by the Company and resulting goodwill as of March 31, 2022:

Assets
Current Assets:
Cash and cash equivalents	$45
Trade receivables, net	85
Prepaid expenses	21
Total current assets	$151
Other assets:
Goodwill	3,885
Intangible assets, net	$3,000
Total assets	$7,036

Liabilities
Current liabilities:
Accrued liabilities	31
Accrued revenue share	22
Total current liabilities	53
Total liabilities	$53

Net assets	$6,983

Paragon Payment Solutions transaction overview

On April 23, 2021, the Company closed the acquisition of Paragon Payment Solutions (“Paragon”), which was accounted for as a business combination as defined by ASC 805. The aggregate purchase price paid at closing was $26,624, consisting of $19,124 in cash and $7,500 of common stock. In addition, up to $5,000 may become payable through April 22, 2022, subject to the achievement of certain future performance metrics. As of the financial statement issuance date, these performance metrics were not likely to be achieved and the Company does not expect to make any additional payments related to this business combination.

Goodwill of $14,780 resulted from the acquisition and is partially deductible for tax purposes. Intangible assets not recognized apart from goodwill consist primarily of the expected revenue synergies. The measurement period was closed as of March 31, 2022.

The following table summarizes the acquisition date fair value of the assets acquired and liabilities assumed by the Company and resulting goodwill as of March 31, 2022:

Assets
Current Assets:
Cash and cash equivalents	$816
Trade receivables, net	2,653
Prepaid expenses	174
Other current assets	199
Funds held for clients	3,846
Total current assets	$7,688
Other assets:
Property and equipment, net	$52
Goodwill	14,780
Intangible assets	12,510
Other non-current assets	60
Total assets	$35,090

Liabilities
Current liabilities:
Trade payables	$1,407
Accrued liabilities	2,118
Accrued revenue share	80
Other current liabilities	58
Client funds obligations	4,266
Total current liabilities	7,929
Non-current liabilities:
Deferred tax liability, net	390
Other non-current liabilities	147
Total liabilities	$8,466

Net assets	$26,624

4. Property and equipment, net

Property and equipment, net consists of the following:

	March 31, 2022	December 31, 2021
Computers and equipment	$8,669	$8,528
Internal-use software	15,673	14,949
Office equipment	141	141
Furniture and fixtures	1,320	1,357
Leasehold improvements	1,385	1,396
Other equipment	27	26
Total property and equipment	27,215	26,397
Less: accumulated depreciation	(13,597)	(12,386)
Total property and equipment, net	$13,618	$14,011

Depreciation and amortization expense, including internal-use software, totaled $1,227 and $1,038 for the three months ended March 31, 2022 and 2021 respectively.

5. Goodwill and other intangible assets, net

Goodwill recorded in the consolidated financial statements was $225,002 and $221,117 as of March 31, 2022 and December 31, 2021, respectively. There were no indicators of impairment noted in the periods presented.

The following table presents changes to goodwill for the three months ended March 31, 2022:

	Integrated Solutions	Payments Services	Total
Balance at December 31, 2021	$162,783	$58,334	$221,117
Acquisition - VelocIT (Note 3)	3,885	(3,885)
Balance at March 31, 2022	$166,668	$58,334	$225,002

Intangible assets other than goodwill at March 31, 2022 included the following:

	Weighted Average Useful Life (Years)	Useful Lives	Gross Carrying Amount at March 31, 2022	Accumulated Amortization	Net Carrying Value as of March 31, 2022
Customer Relationships	8.8	5-15 years	$188,979	$(75,581)	$113,398
Developed Technology	6.2	5-10 years	39,620	(19,953)	19,667
Trade name	13.8	5-25 years	5,260	(746)	4,514
	8.5		$233,859	$(96,280)	$137,579

Intangible assets other than goodwill at December 31, 2021 included the following:

	Weighted Average Useful Life (Years)	Useful Lives	Gross Carrying Amount at December 31, 2021	Accumulated Amortization	Net Carrying Value as of December 31, 2021
Customer Relationships	10.4	5-16 years	$184,544	$(70,222)	$114,322
Developed Technology	5.1	3-7 years	36,620	(18,843)	17,777
Trade name	15.8	5-25 years	5,260	(651)	4,609
	8.4		$226,424	$(89,716)	$136,708

Amortization expense totaled $6,564 and $5,994 for the three months ended March 31, 2022 and 2021 respectively.

The following table shows the expected future amortization expense for intangible assets at March 31, 2022:

Expected Future Amortization Expense
2022 - remaining	$19,681
2023	26,054
2024	24,434
2025	23,470
2026	18,664
Thereafter	25,276
Total expected future amortization expense	$137,579

6. Long-term debt

As disclosed in Note 7 under Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company entered into a new credit agreement which governs new senior secured credit facilities, consisting of a $250.0 million senior secured term loan facility (the “Term Loan”). The Company repaid its prior credit agreement (the “Prior Credit Agreement”) with Antares Capital LP, as administrative agent, in full.

The Company’s long-term debt consisted of the following for the three months ended March 31, 2022 and year ended December 31, 2021:

	March 31, 2022	December 31, 2021
Term loan	$248,750	$249,375
Debt issuance costs, net	(4,825)	(5,018)
Total debt	243,925	244,357
Less: current portion of debt	(2,500)	(2,485)
Total long-term debt	$241,425	$241,872

There were no borrowings outstanding under the senior secured revolving credit facility (the “Revolver”) as of March 31, 2022 and December 31, 2021, respectively.

The current portion of debt was included within other current liabilities on the consolidated balance sheets.

The Company had $4,825 and $5,018 of unamortized Term Loan debt issuance costs that were netted against the outstanding loan balance and $826 and $875 of unamortized costs associated with the Revolver as of March 31, 2022 and December 31, 2021, respectively. The Revolver debt issuance costs are recorded in other current and other long term assets and are amortized over the life of the Revolver. Amortization of the debt issuance costs are included in interest expense in the consolidated statement of income and other comprehensive income.

Interest expense on the long-term debt was $2,494 and $3,573 for the three months ended March 31, 2022 and 2021, respectively, and amortization of debt issuance costs were $242 and $259 for the three months ended March 31, 2022 and 2021, respectively.

Annual principal payments on the Term Loan for the remainder of 2022 and the following years is as follows:

Future Principal Payments
2022 - remaining	$1,875
2023	2,500
2024	2,500
2025	2,500
2026	2,500
Thereafter	236,875
Total future principal payments	$248,750

7. Derivatives

The Company has historically utilized derivative instruments to manage risk from fluctuations in interest rates on its Term Loan. On February 3, 2021, the Company entered into an interest rate cap agreement with a notional amount of $171,525. The effective date is March 31, 2021 and terminates on March 31, 2023. The Company paid a premium of $67 for the right to receive payments if LIBOR rises above the cap rate of 1.00%. The premium is recorded in other current assets on the consolidated balance sheets. The interest rate cap agreement was a derivative not designated as a hedging instrument for accounting purposes. There were no changes to the interest rate cap in connection with the entry into the new Term Loan. The fair value of the interest rate cap agreement was $1,592 at March 31, 2022. The Company recognized $1,397 and $(41) in other income (expense) for the three months ended March 31, 2022 and 2021, respectively.

8. Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote for each share of common stock held. Of the 132,067,113 shares of common stock outstanding at March 31, 2022, a total of 5,681,812 are considered contingently issuable as they require the trading price of our stock to exceed $15.00 per share for 20 out of any 30 consecutive trading days during the first five years following the closing of the merger between the Company and FinTech Acquisition Corp. III (the “Fintech Transaction”) on October 16, 2020. In addition, should our share price exceed $17.50 per share for 20 out of any 30 consecutive trading days during the first five years following the closing of the Fintech Transaction, the Company is required to issue up to an additional 14,018,188 shares of common stock. Total contingently issuable shares are 19,700,000.

Paya Holdings Inc. Omnibus Incentive Plan

On October 16, 2020, the Company adopted the Paya Holdings Inc. Omnibus Incentive Plan, which allows for issuance of up to 8,800,000 shares of its common stock. The purpose of the plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible individual stock and cash-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interest between such individuals and the stockholders. Under the Omnibus Incentive Plan, the Company may grant stock options, stock appreciation rights, restricted shares, performance awards, and other stock-based and cash-based awards to eligible employees, consultants or non-employee directors of the Company. The Company recognized $1,271 and $451 of share-based compensation for the three months ended March 31, 2022 and 2021, respectively, in selling, general & administrative expenses on the consolidated statement of income and other comprehensive income on a straight-line basis over the vesting periods. As of March 31, 2022, the Company had two stock-based compensation award types granted and outstanding: restricted stock units (RSUs) and stock options.

RSUs represent the right to receive shares of the Company’s common stock at a specified date in the future. RSUs issued under the Omnibus Incentive Plan vest over 3 or 5 year periods. RSUs granted under the Omnibus Incentive Plan were as follows:

Three Months Ended March 31,
2022
RSUs granted	1,861,361
Fair value of common stock	$5.12 - $5.89

The fair value of each option award is estimated on the date of the grant, using the Black-Scholes option-pricing model and the assumptions in the following table:

Three Months Ended March 31,
2022
Stock options granted	1,365,910
Fair value of stock options	2.76
Expected volatility	53.47%
Dividend yield	-
Expected term	6.5
Risk-free interest rate	2.20%

The risk-free interest rate is based on the yield of a zero coupon United States Treasury Security with a maturity equal to the expected life of the stock option from the date of the grant. The assumption for expected volatility is based on the historical volatility of a peer group of market participants as the Company has limited historical volatility. It is the Company’s intent to retain all profits for the operations of the business for the foreseeable future, as such the dividend yield assumption is zero. The Company applied the simplified method (as described in Staff Accounting Bulletin 110), which is the mid-point between the vesting date and the end of the contract term in determining the expected term of the stock options as the Company has limited historical basis upon which to determine historical exercise periods. All stock options exercised will be settled in common stock.

The following table summarizes stock option activities:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Weighted- Average Fair Value
Outstanding, December 31, 2021	682,000	$10.87	9.49	$4.74
Granted	1,365,910	5.12	2.76
Exercised	-	-
Forfeited	(65,000)	13.57	4.38
Outstanding, March 31, 2022	1,982,910	$6.82	9.76	$3.39

As of December 31, 2021
Vested and Expected to vest	682,000	10.879.49		$4.74
Exercisable	37,000	$13.73	8.87	$4.25

As of March 31, 2022
Vested and Expected to vest	1,982,910	6.829.76		$3.39
Exercisable	39,000	$13.62	8.65	$4.21

The following table summarizes RSU activities:

	Number of Shares	Weighted- Average Fair Value
Outstanding, December 31, 2021	763,645	$10.89
Granted	1,861,361	5.44
Vested	(3,333)	11.68
Forfeited	(55,000)	13.54
Outstanding March 31, 2022	2,566,673	$6.88

Class C Incentive Units

GTCR-Ultra Holdings, LLC (“Ultra”) provided Class C Incentive Units as part of their incentive plan. As certain employees of the Company were recipients of the Class C Incentive Units, the related share-based compensation was recorded by the Company.

The total number of units associated with share-based compensation granted and forfeited during the period from December 31, 2020 to March 31, 2022 is as follows:

Time Vesting
December 31, 2020 balance	42,881,437
Granted	-
Forfeited	-
March 31, 2021 balance	42,881,437

December 31, 2021 balance	39,074,593
Granted	-
Forfeited	-
March 31, 2022 balance	39,074,593

As of March 31, 2022, 25,075,092 of the units had vested. The units vest on a straight-line basis over the terms of the agreement as described below.

	Three Months Ended March 31,
	2022	2021
Time vesting units
5 year vesting period	38,776,593	42,583,437
1 year vesting period	298,000	298,000
Outstanding Incentive Units	39,074,593	42,881,437

The Company recognized $231 and $259 of share-based compensation related to the Class C Incentive Units, for the three months ended March 31, 2022 and 2021 respectively, in selling, general & administrative expenses on the consolidated statement of income and other comprehensive income. The Company used the fair value of the awards on the grant date to determine the share-based compensation expense. The Company did not issue any Class C incentive units in 2021 or 2022.

Warrants

The Company had 0 and 17,714,949 warrants outstanding as of March 31, 2022 and 2021, respectively. During 2021, the Company completed a registered exchange offer relating to the Company’s 17,714,945 outstanding warrants. In connection therewith, the Company exchanged an aggregate 17,428,489 warrants tendered for shares of the Company’s common stock at an exchange ratio of 0.26 shares for each warrant. As a result, at closing, the Company issued an aggregate of 4,531,407 shares of common stock and separate from the exchange, 2,450 warrants were exercised.

Additionally, on the closing date of the exchange offer, the Company and Continental Stock Transfer & Trust Company, entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of November 15, 2018, by and between FinTech Acquisition Corp. III and the warrant agent, governing the warrants. The Warrant Amendment  provided the Company with the right to mandatorily exchange the Company’s remaining outstanding warrants for shares of the Company’s common stock, at an exchange ratio of 0.234 shares for each warrant. Simultaneously with the closing of the warrant exchange offer, the Company notified holders of the remaining warrants that it would exercise its right to exchange the warrants for shares of common stock and, consequently, the 284,006 outstanding warrants that were not tendered in the exchange were converted into an aggregate 66,457 shares of common stock. As a result of these transactions, there were no warrants outstanding as of December 31, 2021 or March 31, 2022.

Earnings per Share

Earnings per share has been computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the respective period. Potentially dilutive securities consist of shares issuable upon the exercise of stock options, issuance of earnout shares, exercise of warrants, and vesting of restricted stock awards.

The following table provides the computation of basic and diluted earnings per share:

	Three Months Ended March 31,
	2022	2021
Numerator:
Net income (loss)	$2,212	$1,045
Denominator:
Weighted average common shares - basic	132,066,631	117,808,563

Add effect of dilutive securities:
Stock-based awards	66,577	6,624
Warrants	-	1,727,098

Weighted average common shares assuming dilution	132,133,208	119,542,285

Earnings per share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01

Anti-dilutive shares excluded from calculation of diluted EPS:
Restricted stock units - granted	371,214	50,000
Stock options - granted	734,741	185,000
Earnout shares	19,700,000	19,700,000
Total anti-dilutive shares	20,805,955	19,935,000

9. Income taxes

The Company’s effective tax rate for the three months ended March 31, 2022 and 2021 was 33.2% and 49.3%, respectively. The Company recorded income tax expense of $1,097 and $576 for the three months ended March 31, 2022 and 2021, respectively. The increase in income tax expense was primarily attributable to an increase in pre-tax income. The difference in the Company’s effective income tax rate for the three months ended March 31, 2022 and its federal statutory tax rate of 21% is primarily driven by state and local income taxes, stock compensation, and an increase in the valuation allowance.

At March 31, 2022 and 2021, the Company recognized $2,169 and $740 of current tax payable related to the income tax expense.

ASC 740, Income Tax requires deferred tax assets to be reduced by a valuation allowance, if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In accordance with this requirement, the Company regularly reviews the recoverability of its deferred tax assets and establishes a valuation allowance if appropriate. In determining the amount of any required valuation allowance, the Company considers the history of profitability, projections of future profitability, the reversal of future taxable temporary differences, the overall amount of deferred tax assets, and the timeframe necessary to utilize the deferred tax assets prior to their expiration. Based on the weight of all positive and negative quantitative and qualitative evidence available as outlined above, management has concluded that it is more likely than not that the Company will not be able to realize a portion of its federal and state deferred tax assets in the foreseeable future and has recorded a valuation allowance of $9,916 and $9,740 against these assets as of March 31, 2022, and December 31, 2021, respectively. The change in the valuation allowance is predominantly a result of the timing differences between the book and tax amortization of intangible assets acquired during the year. The ending amount of all unrecognized tax benefits were $229 for both periods as of March 31, 2022, and December 31, 2021.

10. Fair Value

The Company makes recurring fair value measurements of contingent liabilities arising from the Paragon acquisition using Level 3 unobservable inputs. This amount relates to expected earnout payments related to certain growth metrics related to the financial performance of Paragon in the 12 months from April 23, 2021 through April 22, 2022 as laid out in the acquisition agreement. The fair value of the contingent liability was zero at March 31, 2022.

There were no transfers into or out of Level 3 during the three months ended March 31, 2022 or the year ended December 31, 2021.

The Company has determined that the significant inputs used to value the interest rate cap fall within Level 2 of the fair value hierarchy. As a result, the Company has determined that its interest rate cap valuation is classified in Level 2 of the fair value hierarchy as shown in the table below.

	Level 1	Level 2	Level 3
December 31, 2021
Interest rate cap agreement(a)	$-	$194	$-
Total	$-	$194	$-
March 31, 2022
Interest rate cap agreement(a)	$-	$1,592	$-
Total	$-	$1,592	$-

(a)	Interest rate cap asset value is included in other current assets on the consolidated balance sheets.

Other financial instruments not measured at fair value on the Company’s consolidated balance sheets at March 31, 2022 and December 31, 2021 include cash, trade receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses and other current liabilities as their estimated fair values reasonably approximate their carrying value as reported on the consolidated balance sheets. The Company’s debt obligations are carried at amortized cost less debt issuance costs. Amortized cost approximates fair value. Fair value has been estimated based on actual trading information, and quoted prices, provided by bond traders and would be classified as Level 2.

11. Commitments and contingencies

As disclosed in Note 12 under Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company adopted ASC Topic 842, Leases, using a modified retrospective transition approach as of January 1, 2021.

The Company monitors for events or changes in circumstances that require a reassessment of a lease. During the three months ended March 31, 2022, the Company abandoned one of its lease agreements and recorded an immaterial impairment charge, of approximately $397, in selling, general, and administrative expenses, to derecognize the corresponding ROU asset.

As of March 31, 2022 and 2021, the Company’s total lease cost was $418 and $414, respectively, which consisted of $320 and $320 in operating lease cost and $98 and $94 in variable lease cost, respectively.

As of March 31, 2022, amounts reported in the consolidated balance sheets were as follows:

Operating Leases:	March 31, 2022	December 31, 2021
Right-of-use assets	$3,859	$4,495
Lease liability, current	1,350	1,302
Lease liability, noncurrent	3,604	3,941
Total lease liabilities	$4,954	$5,243

Weighted-average remaining lease term (in years)	3.72	4.73
Weighted-average discount rate (annual)	4.0%	4.0%

Other information related to leases are as follows:

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	374	266

Right-of-use assets obtained in exchange for lease liabilities
Operating leases	-	5,168

The following table presents a maturity analysis of the Company’s operating lease liabilities as of March 31, 2022:

Three Months Ended March 31, 2022	(In thousands)
2022	$1,135
2023	1,443
2024	1,083
2025	990
2026	587
Thereafter	115
Total Lease payments	$5,351
Less Imputed Interest	397
Total lease obligations	$4,954

Liabilities under Tax Receivable Agreement

The Company is party to the Tax Receivable Agreement (the “TRA”) under which we are contractually committed to pay Ultra 85% of the amount of any tax benefits that we actually realize, or in some cases are deemed to realize, as a result of certain transactions. The Company is not obligated to make any payments under the TRA until the tax benefits associated with the transaction that gave rise to the payment are realized. Amounts payable under the TRA are contingent upon, among other things, generation of future taxable income over the term of the TRA. If the Company does not generate sufficient taxable income in the aggregate over the term of the TRA to utilize the tax benefits, then the Company would not be required to make the related TRA payments. The Company paid $592 for TRA related payments as of March 31, 2022. The Company recognized $18,104 of liabilities relating to our obligations under the TRA, based on our estimate of the probable amount of future benefit, as of March 31, 2022. The total potential payments to be made under the TRA, assuming sufficient future taxable income to realize 100% of the tax benefits is $32,576. Any changes in the value of the TRA liability are recorded in other income (expense) on the consolidated statements of income and other comprehensive income.

Legal matters

From time to time the Company is a party to legal proceedings arising in the ordinary course of business. In accordance with U.S. GAAP, the Company records a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed regularly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case.

12. Related party transactions

Related party transactions - Antares

Antares Capital LP is an investor in GTCR, LLC and was the administrative agent and a lender under the Prior Credit Agreement that was repaid in full during 2021. As such, Antares is considered a related party. The Company recorded interest expense of $0 and $3,573 in expense on the consolidated statement of income and other comprehensive income for the three months ended March 31, 2022 and 2021, respectively, related to the Prior Credit Agreement. As disclosed in Note 7 under Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company repaid the remaining principal and interest on the Prior Credit Agreement on June 25, 2021 and as such, Antares is no longer the administrative agent or a lender under the Company’s current Credit Agreement.

13. Defined contribution plan

The Company maintains a 401(k) Plan as a defined contribution retirement plan for all eligible employees. The 401(k) Plan provides for tax-deferred contributions of employees’ salaries, limited to a maximum annual amount as established by the IRS. The plan enrolls employees immediately with no age or service requirement. The Company matches 50% of employees’ contributions up to the first 7% contributed. Matching contributions made to an employee’s account are 100% vested as of the date of contribution. The 401(k) Plan employer match was $320 and $243 for the three months ended March 31, 2022 and 2021, respectively.

14. Segments

The Company determines its operating segments based on ASC 280, Segment Reporting. Based on the manner in which the chief operating decision making group (“CODM”) manages and monitors the performance of the business, the Company currently has two operating and reportable segments: Integrated Solutions and Payment Services.

More information about our two reportable segments:

●	Integrated Solutions - Our Integrated Solutions segment represents the delivery of our credit and debit card payment solutions, and to a lesser extent, ACH processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

●	Payment Services - Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

All segment revenue is from external customers.

The following table presents total revenues and segment gross profit, excluding depreciation and amortization, for each reportable segment and includes a reconciliation of segment gross profit to total U.S. GAAP operating profit, excluding depreciation and amortization, by including certain corporate-level expenses.

	Three Months Ended March 31,
	2022	2021
Integrated Solutions	$41,468	$32,891
Payment Services	24,525	22,364
Total Revenue	65,993	55,255
Integrated Solutions gross profit	21,495	18,200
Payment Services gross profit	13,255	10,918
Total segment gross profit	34,750	29,118
Selling, general & administrative expenses	(22,455)	(16,914)
Depreciation and amortization	(7,791)	(7,032)
Interest expense	(2,989)	(4,043)

Other income (expense)	1,794	492
Income (loss) before income taxes	$3,309	$1,621

Segment assets are not included in the CODM reporting package as they are not considered as part of the CODM’s allocation of resources. The Company does not have any revenue or material assets outside the United States. There were no single customers from either operating segment that represented 10% or more of the Company’s consolidated revenues for the three months ended March 31, 2022 and 2021, respectively.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and capital resources of Paya Holdings Inc. and is intended to help the reader understand Paya Holdings Inc., our operations and our present business environment. This discussion should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the unaudited consolidated financial statements and notes thereto included in Part I, Item 1 of this Quarterly Report on Form 10-Q. References to “we,” “us,” “our”, “Paya”, “Paya Holdings”, or “the Company” refer to Paya Holdings Inc. and its consolidated subsidiaries.

Overview

We are an independent integrated payments platform providing card, ACH, and check payment processing solutions via software to middle-market businesses in the United States. Our solutions integrate with customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting system. In this manner, we enable our customers to collect revenue from their B2C and B2B customers with a seamless experience and high-level of security across payment types.

Recent Developments

On January 19, 2022, the Company closed on the acquisition of JS Innovations LLC (VelocIT) which provides fully integrated, omnichannel payment solutions to accounting and ERP partners.

COVID-19 Update

There continues to be uncertainty around the COVID-19 pandemic as new variants of COVID-19, including the Omicron variant, have caused an increase in COVID-19 cases globally. The full impact of the COVID-19 pandemic on our business will depend on factors such as the length of time of the pandemic; how federal, state and local governments are responding; the impact of new variants that may emerge; vaccination rates among the population; the efficacy of the COVID-19 vaccines against new variants; the longer-term impact of the pandemic on the economy and consumer behavior; and the effect on our clients, employees, vendors, and other partners.

We continue to focus on protecting the health and safety of our employees, supporting our customers, and mitigating the impact on our financial position and operations.

Given that many of our customers leverage our payment technology to accept transactions in a card-not-present environment, their business operations have not been impacted dramatically. Further, most of our recurring or contractual transactions are B2B and not tied to consumer discretionary spend and, as such, have not been significantly impacted. This was evident by stable or growing volumes in our B2B Goods & Services, Government & Utilities, and Non-Profit verticals. We also continue to benefit from our lack of concentration in end markets which saw steep declines, such as restaurants, travel, hospitality, and brick-and-mortar retail.

While our business has been impacted by the COVID-19 pandemic, we have demonstrated resilience due to our portfolio of attractive, less-cyclical end markets. The impact that COVID-19 will have on our consolidated results of operations for the remainder of 2022 continue to remain uncertain. While we have not seen a meaningful degradation in new customer enrollment or an increase in existing customer attrition as a result of COVID-19, it is possible that those business trends change if economic hardship across the country forces new or additional business closures or other detrimental actions. We will continue to evaluate the nature and extent of these potential impacts to our business, consolidated results of operations, and liquidity.

Factors Affecting Results of Operations

A number of factors impact our business, results of operations, financial condition, and forecasts, including, but not limited to, the following:

●	Increased adoption of integrated payments solutions. We generate revenue through volume-based rates and per item fees attributable to payment transactions between our customers and their customers. We expect to grow our customer base by bringing on new software partners, continuing to sell payment capabilities to customers of our existing software partners not yet leveraging our payment integrations, and by adding integrations within existing multi-platform software partners to access additional customer bases. Further, we expect to benefit from the natural growth of our partners who are typically growing franchises within their respective verticals.

●	Acquisition, retention, and growth of software partnerships. Paya leverages a partner-first distribution network to grow our client base and payment volume. Continuing to innovate and deliver new commerce products and wraparound services is critical to our ability to attract, retain, and grow relationships with software partners in our Paya verticals and adjacent markets.

●	Growth in customer life-time value. We benefit from, and aid-in, the growth of online electronic payment transactions to our customers. This is dependent on the sales growth of the customers’ businesses, the overall adoption of online payment methods by their customer bases, and the adoption of our additional integrated payment modules such as our proprietary ACH capabilities. Leveraging these solutions helps drive increased customer retention, as well as higher volume and revenue per customer.

●	Pursuit and integration of strategic acquisitions. We look to opportunistically make strategic acquisitions to enhance our scale, expand into new verticals, add product capabilities, and embed payments in vertical software. These acquisitions are intended to increase the long-term growth of the business, while helping us achieve greater scale, but may increase operating expenses in the short-term until full synergies are realized.

●	Economic conditions. Changes in macro-level consumer spending trends, including those related to COVID-19, inflationary trends, supply chain shortages and the war in Ukraine, could affect the amount of volumes processed on our platform, thus resulting in fluctuations to our revenue streams.

●	For additional discussion on trends affecting our results of operations, see “Key Trends Impacting Our Market” under Part 1, Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Basis of Presentation

We have presented results of operations, including the related discussion and analysis, for the following periods:

●	the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

Key Components of Revenue and Expenses

The period to period comparisons of our results of operations have been prepared using the historical periods included in our consolidated financial statements. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this document.

Revenue

The Company’s business model provides payment services, credit and debit card processing, and ACH processing to customers through enterprise or vertically focused software partners, direct sales, reseller partners, other referral partners, and a limited number of financial institutions. The Company recognizes processing revenues at the time customer transactions are processed and periodic fees over the period the service is performed. Transaction based revenue represents revenue generated from transaction fees based on volume and is recognized net of interchange fees and assessments. Service based fee revenue is generated from charging a service fee, a fee charged to the client for facilitating bankcard processing, and is recognized on a gross basis. The Company also generates service based fees related to ACH inclusive of monthly support and statement fees.

Cost of services

Cost of services includes card processing costs, ACH costs, other fees paid to card networks, and equipment expenses directly attributable to payment processing and related services to customers. These costs are recognized as incurred. Cost of services also includes revenue share amounts paid to reseller and referral partners based on customer activity. These expenses are recognized as transactions are processed. Accrued revenue share represents amounts earned during the month but not yet paid at the end of the period.

Selling general & administrative

Selling, general and administrative expenses consist primarily of salaries, wages, commissions, marketing costs, professional services costs, technology costs, occupancy costs of leased space, and bad debt expense. Stock-based compensation expense is also included in this category.

Depreciation & Amortization

Depreciation and amortization consist primarily of amortization of intangible assets, including customer relationships, internal use software, acquired customer lists, trade names, and to a lesser extent, depreciation on our investments in property, equipment, and software. We depreciate and amortize our assets on a straight-line basis. These lives are 3 years for computers and equipment and acquired internal-use software, 5 years for furniture, fixtures, and office equipment, and the lesser of the asset useful life or remaining lease term for leasehold improvements. Repair and maintenance costs are expensed as incurred and included in selling, general and administrative expenses on the consolidated statements of income and other comprehensive income. The purchase of customer lists are treated as asset acquisitions, resulting in recording an intangible asset at cost on the date of acquisition. The acquired customer lists intangible assets have a useful life of 5 years, other customer relationships are amortized over a period of 5-15 years, developed technology 5-10 years, and trade names over 5-25 years.

Results of Operations

The period to period comparisons of our results of operations have been prepared using the historical periods included in our unaudited consolidated financial statements. The following discussion should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the unaudited consolidated financial statements and related notes included elsewhere in this Quarterly Report on Form 10-Q.

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021

	Three Months Ended March 31,		Change
(in millions)	2022	2021	Amount	%
Revenue	$66.0	$55.3	$10.7	19.3%
Cost of services exclusive of depreciation and amortization	(31.2)	(26.1)	(5.1)	(19.5)%
Selling, general & administrative expenses	(22.4)	(17.0)	(5.4)	(31.8)%
Depreciation and amortization	(7.8)	(7.0)	(0.8)	(11.4)%
Income from operations	4.6	5.2	(0.6)	(11.5)%
Other income (expense)
Interest expense	(3.0)	(4.0)	1.0	25.0%
Other income	1.8	0.4	1.4	NM
Total other expense	(1.2)	(3.6)	2.4	66.7%

Income before income taxes	3.3	1.6	1.7	106.3%
Income tax expense	(1.1)	(0.6)	(0.5)	(83.3)%
Net income	$2.2	$1.0	$1.2	120.0%

NM - not meaningful

Revenue

Total revenue was $66.0 for the three months ended March 31, 2022 as compared to total revenue of $55.3 for the three months ended March 31, 2021. The increase of $10.7, or 19.3%, was driven by a $8.6 or 26.1% increase in Integrated Solutions and a $2.1 or 9.7% increase in Payment Services, including inorganic contributions from Paragon, for the three months ended March 31, 2022.

Cost of services exclusive of depreciation and amortization

Cost of services increased by $5.1, or 19.5%, to $31.2 for the three months ended March 31, 2022 from $26.1 for the three months ended March 31, 2021. The increase was driven by higher revenue share and higher processing costs in Integrated Solutions partially offset by lower revenue share in Payment Services as well as inorganic contributions from Paragon.

Selling, general & administrative

Selling, general and administrative expenses increased by $5.4, or 31.8%, to $22.4 for the three months ended March 31, 2022 from $17.0 for the three months ended March 31, 2021. The increase is primarily due to a $4.7 increase in compensation and benefits, $0.3 in technology related costs, and includes inorganic contributions from Paragon.

Depreciation and amortization

Depreciation and amortization increased by $0.8, or 11.4%, to $7.8 for the three months ended March 31, 2022 as compared to $7.0 for the three months ended March 31, 2021. The increase is primarily due to $0.8 in customer list amortization from additional customer list acquisitions.

Interest Expense

Interest expense decreased by $1.0, or 25.0%, to $3.0 for the three months ended March 31, 2022 from $4.0 for the three months ended March 31, 2021, primarily due to lower interest rates on the Revolver and Term Loan credit facilities.

Other Income (Expense)

Other income (expense) increased by $1.4 to $1.8 for the three months ended March 31, 2022 from $0.4 for the three months ended March 31, 2021. The increase is primarily due to a non-cash change in fair value of the interest rate cap agreement of $1.4 due to the increase in market interest rates.

Key Performance Indicators and Non-GAAP Financial Measures

Our management uses a variety of financial and operating metrics to evaluate our business, analyze our performance, and make strategic decisions. We believe these metrics and non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as management. However, some of these measures are not financial measures calculated in accordance with U.S. GAAP and should not be considered as substitutes for financial measures that have been calculated in accordance with U.S. GAAP. We primarily review the following key performance indicators and non-GAAP measures when assessing our performance:

Revenue (U.S. GAAP)

We analyze our revenues by comparing actual revenues to our internal projections for a given period and to prior periods to assess our performance. We believe that revenues are a meaningful indicator of the demand and pricing for our services. Key drivers to change in revenues are primarily dollar volume, basis point spread earned, and number of transactions processed in a given period.

Payment Volume

Payment volume is defined as the total dollar amount of all payments processed by our customers through our services. Volumes for the three months ended March 31, 2022 and March 31, 2021 are shown in the table below:

	Three Months Ended March 31,		Change
(in millions)	2022	2021	Amount	%
Payment volume	$11,690	$9,462	$2,228	23.5%

The increase in volume for the three months ended March 31, 2022 was primarily driven by continued strong growth in Payment Services, specifically ACH, as well as from growth in Integrated Solutions and inorganic Paragon contributions.

Adjusted EBITDA and Adjusted Net Income

Adjusted EBITDA is a non-GAAP financial measure that represents earnings before interest and other expense, income taxes, depreciation, and amortization (“EBITDA”), and further adjustments to EBITDA to exclude certain non-cash items and other non-recurring items that we believe are not indicative of ongoing operations to come to Adjusted EBITDA.

Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization and further adjustments to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted Net Income.

We disclose EBITDA, Adjusted EBITDA, and Adjusted Net Income in this Quarterly Report because these non-GAAP measures are key measures used by us to evaluate our business, measure our operating performance and make strategic decisions. We believe EBITDA, Adjusted EBITDA, and Adjusted Net Income are useful for investors and others in understanding and evaluating our results of operations in the same manner as we do. However, EBITDA, Adjusted EBITDA, and Adjusted Net Income are not financial measures calculated in accordance with U.S. GAAP and should not be considered as a substitute for net income, income before income taxes, or any other operating performance measure calculated in accordance with U.S. GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted Net Income or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted Net Income alongside other financial performance measures, including net income and our other financial results presented in accordance with U.S. GAAP. The following table presents a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated:

Adjusted EBITDA for the Three Months Ended March 31, 2022 Compared to the Three Months Ended March 31, 2021

	Three Months Ended March 31,
(in millions)	2022	2021
Net income (loss)	$2.2	$1.0
Depreciation & amortization	7.8	7.0
Income tax expense (benefit)	1.1	0.6
Interest and other expense	1.2	3.6
EBITDA	12.3	12.2

Transaction-related expenses(a)	0.5	0.8
Stock based compensation(b)	1.5	0.7
Restructuring costs(c)	0.9	0.2
Discontinued service costs(d)	0.1	0.2
Non-recurring public company start-up costs	0.4	0.3
Contingent non-income tax liability	0.1	-
Other costs(e)	0.6	0.4
Total adjustments	4.1	2.6
Adjusted EBITDA	$16.4	$14.8

(a)	Represents professional service fees related to mergers and acquisitions such as legal fees, consulting fees, accounting advisory fees, and other costs.

(b)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

(c)	Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of facilities, certain staff restructuring charges including severance, certain executive hires, and acquisition related restructuring charges.

(d)	Represents costs incurred to retire certain tools, applications and services that are no longer in use.

(e)	Represents non-operational gains or losses, non-standard project expense, and non-operational legal expense.

Adjusted Net Income for the Three Months Ended March 31, 2022 Compared to the Three Months Ended March 31, 2021

	Three Months Ended March 31,
(in millions)	2022	2021
Net income (loss)	$2.2	$1.0

Amortization add back	6.6	6.0
Transaction-related expenses(a)	0.5	0.8
Stock based compensation(b)	1.5	0.7
Restructuring costs(c)	0.9	0.2
Discontinued IT service costs(d)	0.1	0.2
Non-recurring public company start-up costs	0.4	0.3
Contingent non-income tax liability	0.1	-
Other costs(e)	0.6	0.4
Total adjustments	10.7	8.6
Tax effect of adjustments(f)	(0.9)	(0.4)
Adjusted Net Income	$12.0	$9.2

(a)	Represents professional service fees related to mergers and acquisitions such as legal fees, consulting fees, accounting advisory fees, and other costs.

(b)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

(c)	Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of facilities, certain staff restructuring charges including severance, certain executive hires, and acquisition related restructuring charges.

(d)	Represents costs incurred to retire certain tools, applications and services that are no longer in use.

(e)	Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and legal debt refinancing expense.

(f)	Represents pro forma income tax adjustment effect, at the anticipated blended rate, for all items expected to have a cash tax impact (i.e. items that were not originally recorded through goodwill). Any impact to the valuation allowance assessment for these adjustments has not been considered.

Segments

We provide our services through two reportable segments: (1) Integrated Solutions and (2) Payment Services. The Company’s reportable segments are the same as the operating segments.

More information about our two reportable segments:

●	Integrated Solutions - Our Integrated Solutions segment represents the delivery of our credit and debit card payment solutions, and to a lesser extent, ACH processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

●	Payment Services - Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

All segment revenue is from external customers.

The following table shows our segment income statement data and selected performance measures for the periods indicated:

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021

	Three Months Ended March 31,		Change
(in millions)	2022	2021	Amount	%
Integrated Solutions
Segment revenue	$41.5	$32.9	$8.6	26.1%
Segment gross profit(1)	$21.5	$18.2	$3.3	18.1%
Segment gross profit margin	51.8%	55.3%

Payment Services
Segment revenue	$24.5	$22.4	$2.1	9.7%
Segment gross profit(1)	$13.3	$10.9	$2.4	21.4%
Segment gross profit margin	54.0%	48.8%

(1)	Segment gross profit is revenue less cost of services excluding depreciation and amortization.

Integrated Solutions

Revenue for the Integrated Solutions segment was $41.5 for the three months ended March 31, 2022 as compared to $32.9 for the three months ended March 31, 2021. The increase of $8.6 was primarily driven by Integrated Card growth and inorganic Paragon contributions.

Gross profit for the Integrated Solutions segment was $21.5 resulting in a gross profit margin of 51.8% for the three months ended March 31, 2022 as compared to $18.2 with a gross profit margin of 55.3% for the three months ended March 31, 2021. The increase of $3.3 in segment gross profit was primarily driven by revenue growth partially offset by higher revenue share related to revenue growth, partner mix, and higher processing costs.

Payment Services

Revenue for the Payment Services segment was $24.5 for the three months ended March 31, 2022 as compared to $22.4 for the three months ended March 31, 2021. The increase of $2.1 was driven by ACH growth and inorganic Paragon contributions.

Gross profit for the Payment Services segment was $13.3 resulting in a gross profit margin of 54.0% for the three months ended March 31, 2022 as compared to $10.9 with a gross profit margin of 48.8% for the three months ended March 31, 2021. The increase of $2.4 in segment gross profit was primarily driven by ACH growth and inorganic Paragon contributions.

Liquidity and Capital Resources

Sources

We have historically sourced our liquidity requirements primarily with cash flow from operations and, when needed, with borrowings under our credit facilities and in 2021, with an equity issuance. We have historically sourced our acquisitions with cash flow from operations and borrowings under our credit facilities, and prior to becoming a publicly traded company, with capital infusions from Ultra. As of March 31, 2022, we had $142.0 million of cash and cash equivalents on hand and borrowing capacity of $45.0 million from our Revolver. We believe our existing cash and cash provided by our ongoing operations together with funds available under our credit facilities will be sufficient to meet our working capital, capital expenditures and cash needs for the next 12 months and beyond.

Uses

Our material cash requirements from known contractual and other obligations primarily relate to the commitment fees related to our credit facilities, interest on long-term debt and operating lease obligations. Expected timing of these payments are as follows:

	Payments due by period
(in millions)	Total	1 year	2 - 3 years	4 - 5 years	More than 5 years
Long-term debt(i)	$248.8	1.9	5.0	5.0	236.9
Interest on long-term debt(ii)	$60.2	7.4	19.6	19.2	14.0
Rent payments(iii)	$5.3	1.1	2.5	1.6	0.1

i.	Reflects contractual principal payments. See Note 6 for discussion of Term Loan.

ii.	Reflects minimum interest payable under the Term Loan. We have assumed a Eurodollar rate of 0.75% plus a spread of 3.25% for purposes of calculating interest payable on the Term Loan. Payments herein are subject to change as payments for variable rate debt have been estimated.

iii.	We lease certain property and equipment for various periods under non-cancelable operating leases.

Indebtedness

On June 25, 2021, Paya entered into a credit agreement which governs new senior secured credit facilities, consisting of the $250.0 million Term Loan, and the $45.0 million Revolver. On December 31, 2021, the Company began making quarterly amortization payments on the Term Loan. As of March 31, 2022, $248.8 million remains outstanding under the Term Loan and there were no borrowings outstanding under the Revolver.

Cash Flows

The following tables present a summary of cash flows from operating, investing and financing activities for the following comparative periods.

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021

	Three Months Ended March 31,
	2022	2021
	(in millions)
Net cash provided (used) by operating activities	$4.1	$3.6
Net cash provided (used) by investing activities	(7.2)	(9.2)
Net cash provided (used) by financing activities	(7.9)	115.8
Change in cash	$(11.0)	$110.2

Operating Activities

Net cash provided by operating activities increased $0.5 to $4.1 for the three months ended March 31, 2022 compared to $3.6 provided by operating activities for the three months ended March 31, 2021. The increase in net cash provided by operating activities was primarily due to higher payment volume in the three months ended March 31, 2022.

Investing Activities

Net cash used in investing activities decreased $2.0 to $7.2 in the three months ended March 31, 2022 from $9.2 in the three months ended March 31, 2021. The decrease in cash used by investing activities was primarily driven by the purchase of VelocIT for $6.0 offset by a decrease in purchases of customers lists of $6.5 in the three months ended March 31, 2022. In addition, we used $0.8 for capital expenditures and capitalization of internal use software in the three months ended March 31, 2022 compared to $2.3 in the three months ended March 31, 2021.

Financing Activities

Net cash provided by (used in) financing activities decreased $123.7 to $(7.9) for the three months ended March 31, 2022 from cash provided by financing activities of $115.8 for the three months ended March 31, 2021. The decrease in cash provided by (used in) financing activities was primarily due to net proceeds from the Equity Offering of $117.0 in the three months ended March 31, 2021.

Critical Accounting Estimates

A summary of our critical accounting estimates is included in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year-ended December 31, 2021. There have been no material changes to the critical accounting estimates disclosed in our 2021 Form 10-K.

Principles of Consolidation

Refer to Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year-ended December 31, 2021. There have been no material changes to our principles of consolidation disclosed in our 2021 Form 10-K.

Recently Issued Accounting Standards

Refer to Note 1 of the notes to our unaudited consolidated financial statements included in Part 1, Item 1 of this Quarterly Report on Form 10-Q for our assessment of recently issued and adopted accounting standards.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

Our principal market risks are our exposure to effects of inflation and interest rates.

Effects of Inflation

While inflation may impact our revenues and cost of services, we believe the effects of inflation, if any, on our results of operations and financial condition have not been significant. However, there can be no assurance that our results of operations and financial condition will not be materially impacted by inflation in the future.

Interest Rates

Our future income, cash flows and fair values relevant to financial instruments are subject to risks relating to interest rates. We are subject to interest rate risk in connection with our credit facilities, which have variable interest rates. The interest rates on these facilities are based on a fixed margin plus a market interest rate, which can fluctuate accordingly but is subject to a minimum rate. Interest rate changes do not affect the market value of such debt, but could impact the amount of our interest payments, and accordingly, our future earnings and cash flows, assuming other factors are held constant.

The Company utilizes derivative instruments to manage risk from fluctuations in interest rates on its Term Loan. In February 2021, the Company entered into an interest rate cap agreement with a notional amount of $171.5 million, with an effective date of March 31, 2021, expiring on March 31, 2023. There were no changes to the interest rate cap in connection with the entry into the new Credit Agreement. Refer to Note 7 of the notes to our unaudited consolidated financial statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q for more information.

We may incur additional borrowings, under our Revolver or otherwise, from time to time for general corporate purposes, including working capital and capital expenditures.

Item 4. Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2022. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of March 31, 2022 due to the material weakness described below.

Material Weakness in Internal Control over Financial Reporting

During the audit process related to December 31, 2021, management, in connection with our independent auditors, identified a material weakness in our controls related to the operating effectiveness of the review of the annual income tax provision prepared by a third-party firm, specifically the valuation allowance related to deferred tax assets. This impacts the timing of realization of a deferred tax asset, while the total projected deferred tax benefit remains unchanged.

Remediation Efforts with Respect to the Material Weakness

We are committed to maintaining a strong internal control environment and we are in the process of executing the following steps to remediate this material weakness.

a.	Refining the scope of the Company’s external tax advisors to provide advice related to complex or unusual items;

b.	Enhancing the design and precision of the Company’s controls related to the income tax provision calculations and documentation, including controls related to the valuation allowance assessment;

c.	Hiring additional tax personnel or advisors to bolster the capabilities and capacity of the Company’s in-house tax department.

The material weakness will not be considered remediated until a sustained period of time has passed to allow management to test the design and operational effectiveness of the corrective actions. Until the material weakness is remediated, we plan to continue to perform additional analyses and other procedures to ensure that our Consolidated Financial Statements are prepared in accordance with GAAP.

Changes in Internal Control over Financial Reporting

Other than as described above, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the three months ended March 31, 2022 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Part II - Other Information

Item 1. Legal Proceedings

We are currently not a party to any legal proceedings that would be expected to have a material adverse effect on our business or financial condition. From time to time, we are subject to litigation incidental to our business, as well as other litigation of a non-material nature in the ordinary course of business.

Item 1A. Risk Factors

There have been no material changes in our risk factors from those disclosed under “Item 1A. Risk Factors” included in our 2021 Annual Report on Form 10-K.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Paya Holdings Inc., filed with the Secretary of State of the State of Delaware on October 16, 2020 (incorporated by reference to Exhibit 3.1 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).
3.2	Amended and Restated Bylaws of Paya Holdings Inc. (incorporated by reference to Exhibit 3.2 to Paya Holdings Inc.’s Form 8-K filed on October 20, 2020).
31.1	Certification of the Chief Executive Officer pursuant to Exchange Act Rules Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, filed herewith.
31.2	Certification of the Chief Financial Officer pursuant to Exchange Act Rules Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, filed herewith.
31.3	Certification of the Chief Accounting Officer pursuant to Exchange Act Rules Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, filed herewith.
32.1*	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350.
32.2*	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350.
32.3*	Certification of the Chief Accounting Officer pursuant to 18 U.S.C. Section 1350.
101.INS	XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
1010.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (Formatted as inline XBRL).

*	The certifications furnished in Exhibits 32.1, 32.2 and 32.3 hereto are deemed to accompany this Quarterly Report on Form 10-Q and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2022	PAYA HOLDINGS INC.

/s/ Glenn Renzulli
Glenn Renzulli
Chief Financial Officer

Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PAYA HOLDINGS INC.

Article One

The name of the corporation is Paya Holdings Inc. (the “Corporation”).

Article Two

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, DE 19801. The name of its registered agent at such address is National Registered Agents, Inc.

Article Three

The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

Article Four

Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 550,000,000, consisting of two classes as follows:

1. 50,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”); and

2. 500,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.

Section 2. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board of Directors and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 3. Common Stock.

(a) Except as otherwise provided by the DGCL or this Amended and Restated Certificate of Incorporation (as it may be amended, the “Certificate of Incorporation”) and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(c) Subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(d) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and any other payments required by law and amounts payable upon shares of Preferred Stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the remaining net assets of the Corporation shall be distributed to the holders of shares of Common Stock and the holders of shares of any other class or series ranking equally with the shares of Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (d).

(e) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

2

Article Five

Section 1. Board of Directors. Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances or otherwise, the number of directors which shall constitute the Board of Directors shall initially be 9 directors, and the number of directors shall otherwise be fixed from time to time exclusively by resolution of the Board.

Section 3. Classes of Directors. The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III.

Section 4. Election and Term of Office. The directors shall be elected by a plurality of the votes cast; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes cast by such holders. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “Closing Date”), the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders after the Closing Date and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders after the Closing Date. For the purposes hereof, the Board of Directors may assign directors already in office to Class I, Class II and Class III, in accordance with the terms of that certain Director Nomination Agreement, dated on or about October 16, 2020 (as amended and/or restated or supplemented in accordance with its terms, the “Nomination Agreement”), by and among the Corporation and the investors named therein. At each annual meeting of stockholders after the Closing Date, directors elected to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified. Each director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation (as amended and/or restated the “Bylaws”) shall so provide.

3

Section 5. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding and except as otherwise set forth in the Nomination Agreement, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled in any other manner. A director elected or appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A director elected or appointed to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been elected or appointed and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6. Removal and Resignation of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding any other provision of this Certificate of Incorporation, (i) prior to the first date (the “Trigger Date”) on which GTCR Ultra Holdings, LLC ( “Ultra”) and their Affiliated Companies (as defined herein) cease to beneficially own in the aggregate (directly or indirectly) 40% or more of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (“Voting Stock”), directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of the then outstanding shares of Voting Stock, voting together as a single class and (ii) on and after the Trigger Date, directors may only be removed for cause and only upon the affirmative vote of stockholders representing at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding shares of Voting Stock. Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation.

Section 7. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE FIVE, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be subject to the rights of such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

4

Section 8. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Article Six

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director.

(b) Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.

Article Seven

Section 1. Action by Written Consent. Prior to the first date (the “Stockholder Consent Trigger Date”) on which Ultra and its Affiliated Companies (as defined herein) cease to beneficially own in the aggregate (directly or indirectly) at least 35% of the voting power of the then outstanding Voting Stock, any action which is required or permitted to be taken by the Corporation’s stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted. From and after the Stockholder Consent Trigger Date, any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided the resolutions creating such series of Preferred Stock.

Section 2. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors or the Chairman of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies or (ii) prior to the Stockholder Consent Trigger Date, by the Chairman of the Board of Directors at the written request of the holders of a majority of the voting power of the then outstanding shares of Voting Stock in the manner provided for in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

5

Article Eight

Section 1. Certain Acknowledgments. In recognition and anticipation that (i) certain of the directors, partners, principals, officers, members, managers and/or employees of Ultra or its Affiliated Companies (as defined below) may serve as directors or officers of the Corporation and (ii) Ultra and its Affiliated Companies engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its Affiliated Companies may engage in material business transactions with Ultra and its Affiliated Companies, and that the Corporation is expected to benefit therefrom, the provisions of this ARTICLE EIGHT are set forth to regulate and define to the fullest extent permitted by law the conduct of certain affairs of the Corporation as they may involve Ultra and/or its Affiliated Companies and/or their respective directors, partners, principals, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (collectively, the “Exempted Persons”), and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. As used in this Certificate of Incorporation, “Affiliated Companies” shall mean (a) in respect of Ultra, any entity that controls, is controlled by or under common control with Ultra or GTCR LLC (other than the Corporation and any company that is controlled by the Corporation) and any investment funds directly or indirectly managed by GTCR, LLC and (b) in respect of the Corporation, any company controlled by the Corporation.

Section 2. Competition and Corporate Opportunities. To the fullest extent permitted by applicable law, none of the Exempted Persons shall have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and no Exempted Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of Ultra, its Affiliated Companies or such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its Affiliated Companies, renounces any interest or expectancy of the Corporation and its Affiliated Companies in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its Affiliated Companies might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation or its Affiliated Companies and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation, any of its Affiliated Companies or its stockholders for breach of any fiduciary or other duty, as a director, officer or stockholder of the Corporation solely, by reason of the fact that Ultra, its Affiliated Companies or any such Exempted Person pursues or acquires such business opportunity, sells, assigns, transfers or directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its Affiliated Companies. Notwithstanding anything to the contrary in this Section 2, the Corporation does not renounce any interest or expectancy it may have in any business opportunity that is expressly offered to any Exempted Person solely in his or her capacity as a director or officer of the Corporation, and not in any other capacity.

6

Section 3. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE EIGHT, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 4. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, subject to the rights of the holders of any series of Preferred Stock then outstanding, and in addition to any vote required by applicable law, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this ARTICLE EIGHT; provided however, that, to the fullest extent permitted by law, neither the alteration, amendment or repeal of this ARTICLE EIGHT nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE EIGHT shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities which such Exempted Person becomes aware prior to such alteration, amendment, repeal or adoption.

Section 5. Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE EIGHT.

Article Nine

Section 1. Section 203 of the DGCL. The Corporation expressly elects not to be subject to the provisions of Section 203 of the DGCL.

Section 2. Business Combinations with Interested Stockholders. Notwithstanding any other provision in this Certificate of Incorporation to the contrary, the Corporation shall not engage in any Business Combination (as defined hereinafter), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any Interested Stockholder (as defined hereinafter) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(a) prior to such time the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

7

(b) upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such Interested Stockholder) those shares owned (i) by Persons (as defined hereinafter) who are directors and also officers of the Corporation and (ii) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66⅔%) of the outstanding Voting Stock which is not owned by such Interested Stockholder.

Section 3. Exceptions to Prohibition on Interested Stockholder Transactions. The restrictions contained in this ARTICLE NINE shall not apply if:

(a) a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (ii) would not, at any time within the three- year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

(b) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 3(b) of ARTICLE NINE; (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined hereinafter) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 3(b) of ARTICLE NINE.

8

Section 4. Definitions. As used in this ARTICLE NINE only, and unless otherwise provided by the express terms of this ARTICLE NINE, the following terms shall have the meanings ascribed to them as set forth in this Section 4:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

(b) “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or general partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

(c) “Business Combination” means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the Interested Stockholder, or (B) any other corporation, partnership, unincorporated association or entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 2 of this ARTICLE NINE is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock; or (E) any issuance or transfer of Stock by the Corporation; provided however, that in no case under items (C)-(E) of this Section 4(c)(iii) of ARTICLE NINE shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

9

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or

(v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in Sections 4(c)(i)-(iv) of ARTICLE NINE) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation;

(d) “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this ARTICLE NINE, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule is in effect as of the date of this Certificate of Incorporation) have control of such entity;

10

(e) “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this ARTICLE NINE to the contrary, the term “Interested Stockholder” shall not include: (x) Ultra or any of its Affiliated Companies, or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of Stock of the Corporation, (y) any Person who would otherwise be an Interested Stockholder either in connection with or because of a transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of five percent (5%) or more of the outstanding Voting Stock of the Corporation (in one transaction or a series of transactions) by Ultra or any of its Affiliates or Associates to such Person; provided, however, that such Person was not an Interested Stockholder prior to such transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition; or (z) any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided that, for purposes of this clause (z) only, such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person; provided, that, for the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(f) “Owner,” including the terms “own” and “owned,” when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates or Associates beneficially owns such Stock, directly or indirectly; or has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or (C) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in (B) of this Section 4(f) of ARTICLE NINE), or disposing of such Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Stock.;

(g) “Person” means any individual, corporation, partnership, unincorporated association or other entity;

(h) “Stock” means, with respect to any corporation, any capital stock of such corporation and, with respect to any other entity, any equity interest of such entity; and

(i) “Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock in this ARTICLE NINE shall refer to such percentage of the votes of such Voting Stock.

11

Article Ten

Section 1. Amendments to the Bylaws. Subject to the rights of holders of any series of Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law, during any period (a “Controlled Period”) during which Ultra and its Affiliated Companies beneficially own in the aggregate (directly or indirectly) at least 50% of the voting power of the then outstanding Voting Stock, the Bylaws may be amended, altered or repealed and new bylaws made by, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any resolution setting forth the terms of any series of Preferred Stock) and any other vote otherwise required by applicable law, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class. Other than during a Controlled Period, the Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) in addition to any of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding Voting Stock, voting together as a single class.

Section 2. Amendments to this Certificate of Incorporation. Subject to the rights of holders of any series of Preferred Stock then outstanding, in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Certificate of Incorporation, or otherwise, no provision of ARTICLE FIVE, ARTICLE SIX, ARTICLE SEVEN, ARTICLE NINE, ARTICLE TEN or ARTICLE ELEVEN of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision of this Certificate of Incorporation inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, (i) during a Controlled Period, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, voting together as a single class, and (ii) other than during a Controlled Period, such alteration, amendment, repeal or adoption is approved by the affirmative vote of holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of all outstanding shares of Voting Stock, voting together as a single class, at a meeting of the Corporation’s stockholders called for that purpose.

Article Eleven

Section 1. Exclusive Forum. Unless this Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine; provided that for the avoidance of doubt, this provision, including for any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

12

Section 2. Notice. Any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE ELEVEN.

Article Twelve

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

13

Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PAYA HOLDINGS INC.

A Delaware corporation
(Adopted as of October 16, 2020)

Article I
OFFICES

Section 1. Offices. Paya Holdings Inc. (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require. The registered office of the Corporation in the State of Delaware shall be as stated in the corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”).

Article II
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of this ARTICLE II of these Amended and Restated Bylaws (these “Bylaws”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given that shall state the place, if any, date, and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware (the “DGCL”)) or the Certificate of Incorporation.

(a) Form of Notice. All such notices shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If delivered by courier service, notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address as the same appears on the records of the Corporation. If given by electronic mail, notice shall be deemed given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL. Notice to stockholders may also be given by other forms of electronic transmission consented to by the stockholder. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. If given by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed given upon the later of (x) such posting and (y) the giving of such separate notice. If notice is given by any other form of electronic transmission, such notice shall be deemed given when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

(c) Notice by Electronic Transmission. Notwithstanding Section 4(a) of this ARTICLE II, a notice may not be given by electronic transmission from and after the time: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information.

2

Section 5. List of Stockholders. The Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.

Section 6. Quorum. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws. If a quorum is not present, the chair of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present or represented by proxy. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class or series, the holders of a majority in voting power of the outstanding stock of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.

3

Section 7. Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8. Vote Required. Subject to the rights of the holders of any series of preferred stock then outstanding, when a quorum has been established, all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of the DGCL or other applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, any regulation applicable to the Corporation or its securities, the Certificate of Incorporation or these Bylaws a minimum or different vote is required, in which case such minimum or different vote shall be the required vote for such matter. Directors shall be elected by a plurality of the votes cast.

Section 9. Voting Rights. Subject to the rights of the holders of any series of preferred stock then outstanding, except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

4

Section 11. Advance Notice of Stockholder Business and Director Nominations.

(a) Business at Annual Meetings of Stockholders.

(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a)(iii) of this ARTICLE II, on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) at the time of the meeting, is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a)(iii) of this ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or business brought by GTCR (as defined below) and any entity that controls, is controlled by or under common control with GTCR (other than the Corporation and any company that is controlled by the Corporation) and any investment vehicles or funds managed or controlled, directly or indirectly, by or otherwise affiliated with GTCR (the “GTCR Affiliates”) at any time prior to the Advance Notice Trigger Date (as defined below)) before an annual meeting of stockholders.

(ii) For any business (other than (A) nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II or (B) business brought by any of GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR Co-Invest XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C, GTCR Management XI LLC, and GTCR LLC (collectively, “GTCR”) and GTCR Affiliates at any time prior to the date when GTCR ceases to beneficially own in the aggregate (directly or indirectly) at least 10% of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (the “Advance Notice Trigger Date”) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of this ARTICLE II to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 11(e) of this ARTICLE II) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of this ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for such business (other than such a notice by GTCR prior to the Advance Notice Trigger Date, which may be delivered at any time prior to the mailing of the definitive proxy statement pursuant to Section 14(a) of the Exchange Act related to the next annual meeting of stockholders) must be delivered by hand and received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on October 15, 2020); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded), such stockholder’s notice must be delivered by the later of (A) the tenth day following the day the Public Announcement (as defined in Section 11(e) of this ARTICLE II) of the date of the annual meeting is first made or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of this ARTICLE II will be deemed received on any given day only if received prior to the close of business on such day (and otherwise shall be deemed received on the next succeeding Business Day).

5

(iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting,

(B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person,

(C) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 11(e) of this ARTICLE II) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and to the extent to which a Hedging Transaction (as defined in Section 11(e) of this ARTICLE II) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D) a description of all arrangements or understandings between or among such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business,

(E) a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting,

(F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, and

(G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “Solicitation Statement”).

In addition, any stockholder who submits a notice pursuant to Section 11(a) of this ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II.

(iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 11(a) of this ARTICLE II.

(b) Nominations at Annual Meetings of Stockholders.

(i) Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(b) of ARTICLE II shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

6

(ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any duly authorized committee thereof or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 11(b) of ARTICLE II on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 11(b) of ARTICLE II. For the avoidance of doubt, clause (B) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of this ARTICLE II to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors (other than such a notice by GTCR prior to the Advance Notice Trigger Date, which may be delivered at any time up to thirty-five (35) days prior to the next annual meeting of stockholders) must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on July 22, 2020); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded), such stockholder’s notice must be delivered by the later of the tenth day following the day the Public Announcement of the date of the annual meeting is first made and the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise on the next succeeding day). For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

(iii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth:

(A) as to each person that the stockholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee of the stockholder, if applicable, and to serving as a director if elected),

7

(B) as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person,

(C) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(E) a representation that such stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

(F) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, and

(G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by the stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”).

8

In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II and shall comply with Section 11(f) of this ARTICLE II.

(iv) Notwithstanding anything in Section 11(b)(ii) of this ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors is increased effective after the time period for which nominations would otherwise be due under paragraph 11(b)(ii) of this Article II and there is no Public Announcement naming the nominees for additional directorships at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(ii), a stockholder’s notice required by Section 11(b)(ii) of this ARTICLE II shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

(c) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(c) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors, any duly authorized committee thereof, or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of Article EIGHT of the Certificate of Incorporation) or (ii) provided that the Board of Directors or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of Article Eight of the Certificate of Incorporation) has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(c) of ARTICLE II and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(c) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(c) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(c) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors (other than such a notice by GTCR prior to the Advance Notice Trigger Date, which may be delivered at any time up to the later of (i) thirty-five (35) days prior to the special meeting of stockholders and (ii) the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting) must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(c) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise on the next succeeding day). To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of this ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(c) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II and shall comply with Section 11(f) of this ARTICLE II.

9

(d) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 11 of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) Business Days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the fifth Business Day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the Close of Business on the eighth Business Day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting of stockholders or any adjournment or postponement thereof).

(e) Definitions. For purposes of this Section 11 of ARTICLE II, the term:

(i) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Minneapolis, MN or New York, NY are authorized or obligated by law or executive order to close;

(ii) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

10

(iii) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(iv) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(v) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(vi) “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

(f) Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 11(b) or 11(c) of this ARTICLE II, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

11

(g) Update and Supplement of Nominee Information. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Stockholder Associated Person or proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information as may be reasonably required by the Board, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation, (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, Securities and Exchange Commission and stock exchange rules or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (C) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(h) Authority of Chair; General Provisions. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws (including whether the stockholder or Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 11(a)(iii)(G) or Section 11(b)(iii)(G), as applicable, of these Bylaws) and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(i) Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules, regulations and schedules promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules, regulations and schedules promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 of this ARTICLE II.

12

(j) Effect on Other Rights. Nothing in these Bylaws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation or these Bylaws, (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (D) limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors (including pursuant to that Director Nomination Agreement, dated as of on or about July 24, 2020 (as amended and/or restated or supplemented from time to time, the “Nomination Agreement”), by and among the Corporation and the investors named therein, which rights may be exercised without compliance with the provisions of this Section 11 of ARTICLE II.

Section 12. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.

13

Section 13. Action by Stockholders Without a Meeting. So long as stockholders of the Corporation have the right to act by written consent in accordance with Section 1 of ARTICLE EIGHT of the Certificate of Incorporation, the following provisions shall apply:

(a) Record Date. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting as may be permitted by the Certificate of Incorporation or the certificate of designation relating to any outstanding class or series of preferred stock, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice delivered to the Secretary at the Corporation’s principal place of business during regular business hours, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. Notices delivered pursuant to Section 13(a) of this ARTICLE II will be deemed received on any given day only if received prior to the close of business on such day (and otherwise shall be deemed received on the next succeeding business day). The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is properly delivered to and deemed received by the Secretary, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 13(a)). If no record date has been fixed by the Board of Directors pursuant to this Section 13(a) or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 13(b); provided, however, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b) Generally. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 13, within sixty (60) (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by applicable law. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Corporation (at its expense) to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consent signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 14. Conduct of Meetings.

(a) Generally. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence or disability, by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability, by a Vice President (in the order as determined by the Board of Directors), or in the absence or disability of the foregoing persons by a chair designated by the Board of Directors, or in the absence or disability of such person, by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chair of the meeting may appoint any person to act as secretary of the meeting.

14

(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of mobile phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right and authority, for any or no reason, to convene, recess and/or adjourn any meeting of stockholders.

(c) Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

15

Article III
DIRECTORS

Section 1. General Powers. Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event that the annual meeting of stockholders takes place telephonically or through any other means by which the stockholders do not convene in any one location, the annual meeting of the Board of Directors shall be held at the principal offices of the Corporation immediately after the annual meeting of the stockholders.

Section 3. Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by (i) the Chair of the Board, if any, (ii) by the Secretary upon the written request of a majority of the directors then in office or (iii) if the Board of Directors then includes a director nominated or designated for nomination by GTCR, by any director nominated or designated for nomination by GTCR, and in each case shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 4. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice is required, shall be given by the Secretary as hereinafter provided in this Section 4. Such notice shall be state the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by overnight courier, telecopy, electronic transmission, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5. Waiver of Notice. Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission. Any member of the Board of Directors or any committee thereof who is present at a meeting shall have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

16

Section 6. Chair of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect a Chair of the Board. Notwithstanding the foregoing, for so long as GTCR beneficially owns in the aggregate (directly or indirectly) at least 30% or more of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, the Chair of the Board of Directors may be designated by a majority of the directors nominated or designated for nomination by GTCR. The Chair of the Board must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chair of the Board or which are delegated to him or her by the Board of Directors, preside at all meetings of the stockholders and Board of Directors at which he or she is present and have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chair of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, provided, however, that a quorum shall never be less than one-third the total number of directors. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Committees.

(a) The Board of Directors may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

17

(b) Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 8. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After the action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper form or electronic form as the minutes are maintained.

Section 9. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 11. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

18

Article IV
OFFICERS

Section 1. Number and Election. Subject to the authority of Chief Executive Officer to appoint officers as set forth in Section 11 of this ARTICLE IV, the officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Chief Revenue Officer, a Chief Information Officer, one or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Term of Office. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent of the Corporation may be removed with or without cause by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by a resolution of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by the Chief Executive Officer in accordance with Section 11 of this ARTICLE IV may also be removed by the Chief Executive Officer in his or her sole discretion.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors or the Chief Executive Officer in accordance with Section 11 of this ARTICLE IV.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence of the Chair of the Board, or if a Chair of the Board shall not have been elected, preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director and (b) the stockholders. Subject to the powers of the Board of Directors and the Chair of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

19

Section 7. The President. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chair of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall, in the absence of the Chief Executive Officer, act with all of the powers and be subject to all of the restrictions of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may be prescribed by the Chair of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws or otherwise are incident to the position of President.

Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chair of the Board, shall, perform such duties and have such powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Vice President. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.

Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Secretary; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

Section 10. The Chief Financial Officer and the Treasurer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chair of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the financial condition and operations of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Chief Financial Officer. The Treasurer, if any, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the Chief Financial Officer, subject to the power of the board of directors. The Treasurer, if any, shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

20

Section 11. Appointed Officers. In addition to officers designated by the Board in accordance with this ARTICLE IV, the Chief Executive Officer shall have the authority to appoint other officers below the level of Board-appointed Vice President as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the Chief Executive Officer or the Board of Directors at any time, either with or without cause.

Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 13. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 14. Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

21

Article V
CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by two authorized officers of the Corporation including, but not limited to, the Chair of the Board (if an officer), the President, a Vice President, the Treasurer, the Secretary and an Assistant Secretary of the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, Bylaws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as otherwise required by applicable law. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

22

Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder written consents which are expressly governed by Sections 12 and 13 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article VI
GENERAL PROVISIONS

Section 1. Dividends. Subject to and in accordance with applicable law, the Certificate of Incorporation and any certificate of designation relating to any series of preferred stock, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.

23

Section 6. Voting Securities Owned By Corporation. Voting securities in any other corporation or entity held by the Corporation shall be voted by the Chair of the Board, Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws and subject to applicable law, facsimile signatures of any officer or officers of the Corporation may be used.

Section 8. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9. Inconsistent Provisions. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, any other applicable law or the Nomination Agreement, the provision (or part thereof) of these Bylaws shall be deemed to have been revised to conform to the applicable provision of the Certificate of Incorporation, the DGCL, other applicable law or the Nomination Agreement, as the case may be, the applicable provisions of which shall be deemed incorporated herein by reference, so as to eliminate any such inconsistency.

24

Article VII
INDEMNIFICATION

Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 2 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board of Directors of the Corporation. The rights to indemnification and advance of expenses conferred in this Section 1 of ARTICLE VII shall be contract rights. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this ARTICLE VII shall be deemed to refer exclusively to the Chair of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer of the Corporation appointed pursuant to ARTICLE IV, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors pursuant to ARTICLE IV of these By-laws, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this ARTICLE VII.

Section 2. Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under this Section 2 of ARTICLE VII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

25

Section 3. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4. Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

26

Section 7. Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8. Savings Clause. To the fullest extent permitted by law, if this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated.

Article VIII
AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Section 1 of ARTICLE ELEVEN of the Certificate of Incorporation.

*          *          *          *          *

27

Exhibit 31.1

Certification of Chief Executive Officer

Pursuant To

Section 302 of the Sarbanes-Oxley Act of 2002

I, Jeff Hack, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Paya Holdings Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 10, 2022	/s/ Jeff Hack
Jeff Hack
Chief Executive Officer and Director

Exhibit 31.2

Certification of Chief Financial Officer

Pursuant To

Section 302 of the Sarbanes-Oxley Act of 2002

I, Glenn Renzulli, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Paya Holdings Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 10, 2022	/s/ Glenn Renzulli
Glenn Renzulli
Chief Financial Officer

Exhibit 31.3

Certification of Chief Accounting Officer

Pursuant To

Section 302 of the Sarbanes-Oxley Act of 2002

I, Eric Bell, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Paya Holdings Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 10, 2022	/s/ Eric Bell
Eric Bell
Chief Accounting Officer

Exhibit 32.1

Certification of Chief Executive Officer

Pursuant To Rule 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Paya Holdings Inc. (the “Company”) for the quarter ended March 31, 2022, as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Jeff Hack, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2022	/s/ Jeff Hack
Jeff Hack
Chief Executive Officer and Director

Exhibit 32.2

Certification of Chief Financial Officer

Pursuant To Rule 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Paya Holdings Inc. (the “Company”) for the quarter ended March 31, 2022, as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Glenn Renzulli, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2022	/s/ Glenn Renzulli
Glenn Renzulli
Chief Financial Officer

Exhibit 32.3

Certification of Chief Accounting Officer

Pursuant To Rule 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Paya Holdings Inc. (the “Company”) for the quarter ended March 31, 2022, as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Eric Bell, Chief Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2022	/s/ Eric Bell
Eric Bell
Chief Accounting Officer